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                                                                    EXHIBIT 10.1


                           EL PASO ENERGY CORPORATION


                    2001 OMNIBUS INCENTIVE COMPENSATION PLAN






                        EFFECTIVE AS OF JANUARY 29, 2001



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                                TABLE OF CONTENTS


SECTION 1         PURPOSES..............................................................................1

SECTION 2         DEFINITIONS...........................................................................1
         2.1      Adjusted Value........................................................................1
         2.2      Beneficiary...........................................................................1
         2.3      Board of Directors....................................................................1
         2.4      Cause.................................................................................1
         2.5      Change in Control.....................................................................2
         2.6      Code..................................................................................3
         2.7      Common Stock..........................................................................3
         2.8      Exchange Act..........................................................................3
         2.9      Fair Market Value.....................................................................3
         2.10     Good Reason...........................................................................3
         2.11     Incentive Award.......................................................................4
         2.12     Incentive Stock Option................................................................5
         2.13     Management Committee..................................................................5
         2.14     Maximum Annual Employee Grant.........................................................5
         2.15     Nonqualified Option...................................................................5
         2.16     Option Price..........................................................................5
         2.17     Participant...........................................................................5
         2.18     Performance Cycle.....................................................................5
         2.19     Performance Goals.....................................................................5
         2.20     Performance Peer Group................................................................6
         2.21     Performance Period....................................................................6
         2.22     Performance Ranking Position..........................................................7
         2.23     Performance Unit or Units.............................................................7
         2.24     Permanent Disability or Permanently Disabled..........................................7
         2.25     Plan Administrator....................................................................7
         2.26     Restricted Stock......................................................................7
         2.27     Rule 16b-3............................................................................7
         2.28     Section 16 Insider....................................................................7
         2.29     Section 162(m)........................................................................8
         2.30     Subsidiary............................................................................8
         2.31     Total Shareholder Return..............................................................8
         2.32     Valuation Date........................................................................8

SECTION 3         ADMINISTRATION........................................................................9

SECTION 4         ELIGIBILITY..........................................................................10

SECTION 5         SHARES AND UNITS AVAILABLE FOR THE PLAN..............................................10



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
SECTION 6         STOCK OPTIONS........................................................................11

SECTION 7         STOCK APPRECIATION RIGHTS............................................................18

SECTION 8         LIMITED STOCK APPRECIATION RIGHTS....................................................20

SECTION 9         PERFORMANCE UNITS....................................................................20
         9.1      Grants of Units......................................................................20
         9.2      Notice to Participants...............................................................21
         9.3      Vesting..............................................................................21
         9.4      Valuation of Performance Units.......................................................22
         9.5      Entitlement to Payment...............................................................23
         9.6      Deferred Payment.....................................................................25
         9.7      Acceleration of Payment Due to Change in Control.....................................26

SECTION 10        RESTRICTED STOCK.....................................................................26

SECTION 11        INCENTIVE AWARDS.....................................................................29
         11.1     Procedures for Incentive Awards......................................................29
         11.2     Performance Goal Certification.......................................................29
         11.3     Maximum Incentive Award Payable......................................................29
         11.4     Discretion to Reduce Awards; Participant's Performance...............................29
         11.5     Required Payment of Incentive Awards.................................................30
         11.6     Restricted Stock Election............................................................31
         11.7     Deferred Payment.....................................................................31
         11.8     Payment Upon Change in Control.......................................................31

SECTION 12        REGULATORY APPROVALS AND LISTING.....................................................32

SECTION 13        EFFECTIVE DATE AND TERM OF PLAN......................................................33

SECTION 14        GENERAL PROVISIONS...................................................................34

SECTION 15        COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m)........................................37

SECTION 16        AMENDMENT, TERMINATION OR DISCONTINUANCE
                   OF THE PLAN.........................................................................37


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El Paso Energy Corporation              ii                     Table of Contents
2001 Omnibus Incentive Compensation Plan
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                           EL PASO ENERGY CORPORATION
                    2001 OMNIBUS INCENTIVE COMPENSATION PLAN

                               SECTION 1 PURPOSES

         The purposes of the El Paso Energy Corporation 2001 Omnibus Incentive Compensation Plan (the "Plan") are to promote the interests of El Paso Energy Corporation (the "Company") and its stockholders by strengthening its ability to attract and retain officers and key management employees ("key management employees" means those employees who hold the position of department director) in the employ of the Company and its Subsidiaries (as defined below) by furnishing suitable recognition of their ability and industry which contribute materially to the success of the Company and to align the interests and efforts of the Company's officers and key management employees to the long-term interests of the Company's stockholders, and to provide a direct incentive to the Participants (as defined below) to achieve the Company's strategic and financial goals. The Plan provides for the grant of stock options, limited stock appreciation rights, stock appreciation rights, restricted stock, incentive awards and performance units in accordance with the terms and conditions set forth below.


                              SECTION 2 DEFINITIONS

         Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

2.1 ADJUSTED VALUE

         The dollar value of Performance Units determined as of a Valuation
Date.

2.2 BENEFICIARY

         The person or persons designated by the Participant pursuant to Section 6.4(f) or Section 14.7 of this Plan to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death.

2.3 BOARD OF DIRECTORS

         The Board of Directors of the Company.

2.4 CAUSE

         The Company may terminate the Participant's employment for Cause. A termination for Cause is a termination evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board of Directors that the Participant (i) willfully and continually failed to substantially perform the Participant's duties with the Company (other than a



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failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (A) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) above and specifying the particulars thereof in detail and (B) the Participant shall have been provided an opportunity to be heard by the Board of Directors (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part shall be considered "willful" unless the Participant has acted, or failed to act, with an absence of good faith and without a reasonable belief that the Participant's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in the Plan to the contrary, no failure to perform by the Participant after notice of termination is given by the Participant shall constitute Cause.

2.5 CHANGE IN CONTROL

         As used in the Plan, a Change in Control shall be deemed to occur (i) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, other than persons who exceed such percentage solely as a result of being executive officers, directors and/or other affiliates of the Company who are deemed to constitute a "group" as a result of acting to oppose a Change in Control proposed by another person (ii) upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company), (iii) upon the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or (iv) if, during any period of two
(2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period and such new director's initial assumption of office does not occur in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own,



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2001 Omnibus Incentive Compensation Plan
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directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition.

2.6 CODE

         The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the U.S. Treasury adopted pursuant to the Code.

2.7 COMMON STOCK

         The Common Stock of the Company, $3 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

2.8 EXCHANGE ACT

         The Securities Exchange Act of 1934, as amended.

2.9 FAIR MARKET VALUE

         Unless otherwise provided by the Plan Administrator prior to the date of a Change in Control as applied to a specific date, Fair Market Value shall be deemed to be the mean between the highest and lowest quoted selling prices at which Common Stock is sold on such date as reported in the NYSE-Composite Transactions by The Wall Street Journal for such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. Notwithstanding the foregoing, upon the exercise, of a limited stock appreciation right or stock appreciation right granted in connection with a Nonqualified Option on or after a Change in Control, Fair Market Value on the date of exercise shall be deemed to be the greater of (i) the highest price per share of Common Stock as reported in the NYSE-Composite Transactions by The Wall Street Journal during the sixty (60) day period ending on the day preceding the date of exercise of the stock appreciation right or limited stock appreciation right, as the case may be, and (ii) if the Change in Control is one described in clause (ii) or (iii) of Section 2.5, the highest price per share paid for Common Stock in connection with such Change in Control.

2.10 GOOD REASON

         For purposes of the Plan, a Participant's termination of employment for Good Reason, following a Change in Control, shall mean the occurrence of any of the following events or conditions:



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                  (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, for Permanent Disability or as a result of his or her death, or by the Participant other than for Good Reason;

                  (b) a reduction in the Participant's annual base salary;

                  (c) the Company's requiring the Participant (without the consent of the Participant) to be based at any place outside a thirty-five (35) mile radius of his or her place of employment prior to a Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                  (d) the failure by the Company to (i) continue in effect any material compensation or benefit plan in which the Participant was participating at the time of the Change in Control, including, but not limited to, the Plan, the El Paso Energy Corporation Pension Plan, the El Paso Energy Corporation Supplemental Benefits Plan, the El Paso Energy Corporation Deferred Compensation Plan and the El Paso Energy Corporation Retirement Savings Plan, with any amendments and restatements of such plans (or substantially similar successor plans) made prior to such Change in Control; or (ii) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

                  (e) any material breach by the Company of any provision of the Plan or of any provision of a Participant's employment agreement, if any, with the Company or a Subsidiary; or

                  (f) any purported termination of the Participant's employment for Cause by the Company which does not otherwise comply with the terms of the Plan or the Participant's employment agreement, if any, with the Company or a Subsidiary.

2.11 INCENTIVE AWARD

         A percentage of base salary, fixed dollar amount or other measure of compensation which Participants are eligible to receive, in cash and/or shares of



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2001 Omnibus Incentive Compensation Plan
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Restricted Stock, at the end of a Performance Period if certain Performance
Goals are achieved.

2.12 INCENTIVE STOCK OPTION

         An option intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code, as in effect at the time of grant of such option, or any statutory provision that may hereafter replace such Section.

2.13 MANAGEMENT COMMITTEE

         A committee consisting of the Chief Executive Officer and such other senior officers as the Chief Executive Officer shall designate.

2.14 MAXIMUM ANNUAL EMPLOYEE GRANT

         The Maximum Annual Employee Grant set forth in Section 5.4.

2.15 NONQUALIFIED OPTION

         An option which is not intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code.

2.16 OPTION PRICE

         The price per share of Common Stock at which an option is exercisable.

2.17 PARTICIPANT

         An eligible employee to whom an option, limited stock appreciation right, stock appreciation right, Restricted Stock, Incentive Award or Performance Unit is granted under the Plan as set forth in Section 4.

2.18 PERFORMANCE CYCLE

         That period commencing with January 1 of each year in which the grant of a Performance Unit is made and ending on December 31 of the third succeeding year, or such other time period as the Plan Administrator may determine. The Plan Administrator, it its discretion, may initiate an overlapping Performance Cycle that begins before an existing Performance Cycle has ended.

2.19 PERFORMANCE GOALS

         The Plan Administrator shall establish one or more performance goals ("Performance Goals") for each Performance Period in writing. Such Performance Goals



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shall be set no later than the commencement of the applicable Performance
Period, or such later date as may be permitted with respect to "performance-based" compensation under Section 162(m) of the Code, and shall establish the amount of any Incentive Award to be granted to each Participant, subject to Section 5.4 below.

         Each Performance Goal selected for a particular Performance Period shall be any one or more of the following, either individually, alternatively or in any combination, applied to either the Company as a whole or to a Subsidiary or business unit, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to the pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Plan
Administrator: Total Shareholder Return, operating income, pre-tax profit, earnings per share, cash flow, return on capital, return on equity, return on net assets, net income, debt reduction, safety, return on investment, revenues, or Common Stock price. The foregoing terms shall have the same meaning as used in the Company's financial statements, or if the terms are not used in the Company's financial statements, they shall have the meaning generally applied pursuant to general accepted accounting principles, or as used in the industry, as applicable. The Plan Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

2.20 PERFORMANCE PEER GROUP

         Those publicly held companies selected by the Plan Administrator prior to the commencement of a Performance Period, or such later date as may be permitted under Section 162(m) of the Code, consistent with maintaining the status of Performance Units as "performance-based compensation," to form a comparative performance group in applying Section 9.4.

2.21 PERFORMANCE PERIOD

         That period of time during which Performance Goals are measured to determine the vesting or granting of options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Performance Units or Incentive Awards, as the Plan Administrator may determine.



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2.22 PERFORMANCE RANKING POSITION

         The relative placement of the Company's Total Shareholder Return measured against the Total Shareholder Return of the other companies in the Performance Peer Group for which purposes rank shall be determined by quartile, with a ranking in the first (1st) quartile (e.g., the Company's Total Shareholder Return is equal to or greater than the Total Shareholder Return of at least seventy-five percent (75%) of the Performance Peer Group) corresponding to the highest quartile of Total Shareholder Return.

2.23 PERFORMANCE UNIT OR UNITS

         Units of long-term incentive compensation granted to a Participant with respect to a particular Performance Cycle.

2.24 PERMANENT DISABILITY OR PERMANENTLY DISABLED

         A Participant shall be deemed to have become Permanently Disabled for purposes of the Plan if the Chief Executive Officer of the Company shall find upon the basis of medical evidence satisfactory to the Chief Executive Officer that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Company or any of its Subsidiaries, and that such disability will be permanent and continuous during the remainder of the Participant's life; provided, that with respect to Section 16 Insiders such determination shall be made by the Plan Administrator.

2.25 PLAN ADMINISTRATOR

         The Board of Directors or the committee appointed and/or authorized pursuant to Section 3 to administer the Plan.

2.26 RESTRICTED STOCK

         Common Stock granted under the Plan that is subject to the requirements of Section 10 and such other restrictions as the Plan Administrator deems appropriate. References to Restricted Stock in this Plan shall include Performance Restricted Stock (as defined in Section 5.2) unless the context otherwise requires.

2.27 RULE 16B-3

         Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

2.28 SECTION 16 INSIDER

         Any person who is selected by the Plan Administrator to receive options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards



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and/or Performance Units pursuant to the Plan and who is subject to the requirements of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder.

2.29 SECTION 162(m)

         Section 162(m) of the Code, and regulations promulgated thereunder.

2.30 SUBSIDIARY

         An entity that is designated by the Plan Administrator as a subsidiary for purposes of the Plan and that is a corporation, partnership, joint venture, limited liability company, limited liability partnership, or other entity in which the Company owns directly or indirectly, fifty percent (50%) or more of the voting power or profit interests, or as to which the Company or one of its affiliates serves as general or managing partner or in a similar capacity. Notwithstanding the foregoing, for purposes of options intended to qualify as Incentive Stock Options, the term "Subsidiary" shall mean a corporation (or other entity treated as a corporation for tax purposes) in which the Company directly or indirectly holds more than fifty percent (50%) of the voting power.

2.31 TOTAL SHAREHOLDER RETURN

         The sum of (i) the appreciation or depreciation in the price of a share of a company's common stock, and (ii) the dividends and other distributions paid during the applicable Performance Cycle, expressed as a percentage basis of the Fair Market Value of such share on the first day of the applicable Performance Cycle, as calculated in a manner determined by the Plan Administrator.

2.32 VALUATION DATE

         The date for determining the Adjusted Value of vested Units that will be paid or credited to the Participant or Beneficiary in accordance with Section
9.5 or 9.6. The Valuation Date shall occur on the last day of the applicable Performance Cycle, or such other time as provided in this Plan, or as the Plan Administrator may select. The Valuation Date for each Performance Cycle shall be set forth in the grant of Performance Units and shall be established no later than the date on which the Performance Goals for a particular Performance Cycle are selected, except as otherwise specifically provided herein.



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                            SECTION 3 ADMINISTRATION

         3.1 With respect to awards made under the Plan to Section 16 Insiders or employees subject to Section 162(m), the Plan shall be administered by the Board of Directors or Compensation Committee of the Board of Directors, which shall be constituted at all times so as to meet the non-employee director standards of Rule 16b-3 and the outside director requirements of Section 162(m), so long as any of the Company's equity securities are registered pursuant to
Section 12(b) or 12(g) of the Exchange Act. Subject to the Board of Directors, and as may be required by the foregoing sentence, the Plan shall be administered by the Management Committee.

         No member of the Board of Directors or the Plan Administrator shall vote with respect directly to the granting of options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards and/or Performance Units hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards and Performance Units to directors, then any option, limited stock appreciation right, stock appreciation right, Restricted Stock, Incentive Award or Performance Unit granted under the Plan to a director for his or her services as such shall be approved by the full Board of Directors.

         3.2 Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have sole authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to select persons eligible to participate in the Plan, to grant options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards and Performance Units hereunder, to administer the Plan, to make recommendations to the Board of Directors, to determine whether, and the extent to which, adjustments are made pursuant to Section 5.5 hereof, and to take all such steps and make all such determinations in connection with the Plan and the options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards and Performance Units granted thereunder as it may deem necessary or advisable, which determination shall be final and binding upon all Participants, so long as such interpretation and construction with respect to Incentive Stock Options corresponds to any applicable requirements of Section 422 of the Code. The Plan Administrator shall cause the Company at its expense to take any action related to the Plan which may be necessary to comply with the provisions of any federal or state law or any regulations issued thereunder, which the Plan Administrator determines are intended to be complied with.

         3.3 Each member of any committee acting as Plan Administrator, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of any committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.



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                              SECTION 4 ELIGIBILITY

         To be eligible for selection by the Plan Administrator to participate in the Plan, an individual must be an officer or key management employee (other than an employee who is a member of a unit covered by a collective bargaining agreement) of the Company, or of any Subsidiary, as of the date on which the Plan Administrator grants to such individual an option, limited stock appreciation right, stock appreciation right, Restricted Stock, Incentive Award or Performance Unit or a person who, in the judgment of the Plan Administrator, holds a position of responsibility and is able to contribute substantially to the Company's continued success. Members of the Board of Directors of the Company who are full-time salaried officers shall be eligible to participate. Members of the Board of Directors who are not employees are not eligible to participate in this Plan.


                SECTION 5 SHARES AND UNITS AVAILABLE FOR THE PLAN

         5.1 Subject to Section 5.5, the maximum number of shares that may be issued upon settlement of Incentive Awards or Performance Units and exercise of options, limited stock appreciation rights, stock appreciation rights and Restricted Stock granted under the Plan is six million (6,000,000) shares of Common Stock, from shares held in the Company's treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Plan Administrator. For purposes of Section 5.1, the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards and Performance Units and not returned to the Company upon cancellation, expiration or forfeiture of any such award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of the award.

         5.2 Notwithstanding the foregoing, and subject to Section 5.5, the number of shares for which Restricted Stock may be granted pursuant to Section 10 of the Plan may not exceed two million (2,000,000) shares of Common Stock, including the granting or vesting of Restricted Stock that is in compliance with the performance-based requirements of Section 162(m) (the "Performance Restricted Stock").

         5.3 Subject to Section 5.5, the number of Performance Units which may be granted under the Plan may not exceed five hundred thousand (500,000) Units. Units that have been granted and are fully vested or that still may become fully vested under the terms of the Plan shall reduce the number of outstanding Units that are available for use in making future grants under the Plan.

         5.4 For purposes of qualifying as "performance-based compensation" under Section 162(m), the maximum number of shares, as calculated in accordance with the provisions of Section 5.1, and maximum amount with respect to which awards under this



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2001 Omnibus Incentive Compensation Plan

Plan may be granted to any eligible employee in any one year shall not exceed:
(a) one million (1,000,000) shares, in the case of options (and related limited stock appreciation rights or stock appreciation rights); (b) one million (1,000,000) shares in the case of shares of Restricted Stock (whether or not such Restricted Stock is Performance Restricted Stock) or shares issuable upon settlement of Performance Units; and (c) ten million dollars ($10,000,000) in cash, Restricted Stock or a combination thereof, in the case of Incentive Awards. With respect to Performance Units, the maximum number of Units granted to any eligible employee for any Performance Cycle shall not exceed one hundred thousand (100,000) Performance Units, each with a value of not more than $150. Collectively, the foregoing maximums referred to in this Section 5.4 shall be referred to as the "Maximum Annual Employee Grant."

         5.5 In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board of Directors or the Plan Administrator, may make, and following a Change in Control may make, appropriate adjustments in the number of shares authorized for issuance under the Plan, the Maximum Annual Employee Grant and, with respect to outstanding options, limited stock appreciation rights, stock appreciation rights, and Restricted Stock, the Plan Administrator may make appropriate adjustments in the number of shares and the Option Price, except that any such adjustments for purposes of Sections 5.4 and 6.3 shall be consistent with the requirements under Code Sections 162(m) and 422, respectively.


                             SECTION 6 STOCK OPTIONS

         6.1 Options may be granted to eligible employees in such number, and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The Plan Administrator may grant an option or provide for the grant of an option, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the option or within the control of others. The granting of an option shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such an option to a particular Participant at a particular price. Each option shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan, which may (but need not) require the Participant's signature.

         6.2 An option granted under the Plan may be either an Incentive Stock Option or a Nonqualified Option.



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         6.3 Each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded, unless the Participant agrees otherwise. The total number of shares which may be purchased upon the exercise of Incentive Stock Options granted under the Plan shall not exceed the total specified in Section 5.1, as adjusted pursuant to Section 5.5. Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to options generally, shall be subject to the following conditions:

         (a) Ten Percent (10%) Stockholders

                  A Participant must not, immediately before an Incentive Stock Option is granted to him or her, own stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company or of a Subsidiary. This requirement is waived if (i) the Option Price of the Incentive Stock Option to be granted is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the option, determined at the time the option is granted, and (ii) the option is not exercisable more than five (5) years from the date the option is granted.

         (b) Annual Limitation

                  To the extent that the aggregate Fair Market Value (determined at the time of the grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as Nonqualified Options.

         (c) Additional Terms

                  Any other terms and conditions which the Plan Administrator determines, upon advice of counsel, must be imposed for the option to be an Incentive Stock Option.

         6.4 Except as otherwise provided in Section 6.3, all Incentive Stock Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

         (a) Option Price

                  The Option Price shall be determined by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the option is granted.



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         (b) Duration of Options

                  Options shall be exercisable at such time and under such conditions as set forth in the option grant, but in no event shall any Incentive Stock Option be exercisable subsequent to the day before the tenth anniversary of the date this Plan was adopted, nor shall any option (including an Incentive Stock Option) be exercisable later than the tenth anniversary of the date of its grant.

         (c) Exercise of Options

                  Subject to Section 6.4(j), a Participant may not exercise an option until the Participant has completed one (1) year of continuous employment with the Company or any of its Subsidiaries from and including the date on which the option is granted, or such other period as the Plan Administrator may determine in a particular case. This requirement is waived in the event of death, Permanent Disability of a Participant or a Change in Control before such period of continuous employment is completed. Thereafter, shares of Common Stock covered by an option may be purchased at one time or in such installments over the balance of the option period as may be provided in the option grant. Any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the option. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by written notice to the Company setting forth the number of shares with respect to which the option is being exercised.

         (d) Payment

                  The purchase price of shares purchased under options shall be paid in full to the Company upon the exercise of the option by
         delivery of    consideration equal to the product of the Option Price
         and the number of shares purchased (the "Purchase Price"). Such consideration may be either (i) in cash or (ii) at the discretion of the Plan Administrator, in Common Stock already owned by the Participant for at least six (6) months, or any combination of cash and Common Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day prior to delivery. The Plan Administrator can determine that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws, regulations and state corporate law), an option may also be exercised in a "cashless" exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker selected by the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the Purchase Price. A Participant shall have none of the rights of a stockholder until the shares of Common Stock are issued to the Participant.



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                  If specifically authorized in the option grant, a Participant may elect to pay all or a portion of the Purchase Price by having shares of Common Stock with a Fair Market Value equal to all or a portion of the Purchase Price be withheld from the shares issuable to the Participant upon the exercise of the option; provided that such shall be permitted of a Participant who is a Section 16 Insider only if approved in advance by the Board of Directors or the Compensation Committee, if required by Section 16, and rules promulgated thereunder, of the Exchange Act. The Fair Market Value of such Common Stock as is withheld shall be determined as of the same day as the exercise of the option.

                  Notwithstanding any other provision in this Plan to the contrary and unless the Plan Administrator shall otherwise determine, in the event of a "cashless" exercise, and for that purpose only under this Plan, a Participant's compensation shall be equal to the difference between the actual sales price received for the underlying Common Stock and the Option Price. For all other purposes under this Plan, the Fair Market Value shall be the value against which compensation is determined.

         (e) Restrictions

                  The Plan Administrator shall determine and reflect in the option grant, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder, including, but not limited to, restrictions on the transferability of such shares acquired through the exercise of such options for such periods as the Plan Administrator may determine and, further, that in the event a Participant's employment by the Company, or a Subsidiary, terminates during the period in which such shares are nontransferable, the Participant shall be required to sell such shares back to the Company at such prices as the Plan Administrator may specify in the option. In addition, the Plan Administrator may require that a Participant who wants to effectuate a "cashless" exercise of options be required to sell the shares of Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Plan Administrator may determine at the time of grant, or otherwise. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares issued as a result of the exercise of an option, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.



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         (f) Nontransferability of Options

                  Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing and only as provided by the Plan Administrator or the Company, as applicable, Nonqualified Options may be transferred to a Participant's immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership (a person who thus acquires this option by such transfer, a "Permitted Transferee"). A transfer of an option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Plan Administrator may require and only when recorded in the Company's record of outstanding options. In the event an option is transferred as contemplated hereby, the option may not be subsequently transferred by the Permitted Transferee except a transfer back to the Participant or by will or the laws of descent and distribution. A transferred option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place. As used herein, "immediate family" shall mean, with respect to any person, such person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships. In the event of exercise of a transferred option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the option shall be delivered by (or withheld from amounts due to) the Participant, the Participant's estate or the Permitted Transferee, in the reasonable discretion of the Company.

                  In addition, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant's lifetime a Beneficiary to receive and exercise the Participant's Nonqualified Options in the event of such Participant's death (as provided in Section 6.4(i)). A designation by a Participant under the Company's Omnibus Compensation Plan dated as of January 1, 1992, as amended, the Company's 1995 Omnibus Compensation Plan effective as of January 13, 1995, as amended and restated, or the 1999 Omnibus Incentive Compensation Plan effective as of January 20, 1999 (the "Predecessor Plans"), shall remain in effect under the Plan for any options unless such designation is revoked or changed under the Plan. Except as otherwise provided for herein, if any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such option, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected options held by such Participant shall be immediately forfeited.



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         (g) Purchase for Investment

                  The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an option under the Plan, and each person into whose name shares of Common Stock shall be issued pursuant to the exercise of an option, represent and agree that any and all shares of Common Stock purchased pursuant to such option are being purchased for investment only and not with a view to the distribution or resale thereof and that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the option or by the Plan Administrator. This Section 6.4(g) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of shares of Common Stock as to which options may from time to time be granted as contemplated in Section 12.

         (h) Termination of Employment

                  Upon the termination of a Participant's employment for any reason other than death or Permanent Disability, the Participant's option shall be exercisable only to the extent that it was then exercisable and, unless provided otherwise in this Plan or in the grant letter, shall immediately be forfeited to the extent not exercisable. Unless the term of the options expires sooner, the exercisable portion of such options shall expire according to the following schedule; provided, that the Plan Administrator may at any time determine in a particular case that specific limitations and restrictions under the Plan shall not apply:

                  (i) Retirement

                           The option shall expire, unless exercised, thirty-six
                  (36) months after the Participant's retirement from the Company or any Subsidiary.

                  (ii) Disability

                           The option shall expire, unless exercised, thirty-six
                  (36) months after the Participant's termination on account of Permanent Disability.

                  (iii) Termination

                           Subject to subparagraphs (iv) and (v) below, the
                  option shall expire, unless exercised, not more than thirty-six (36) months, as specified in the grant letter, after a Participant resigns or is terminated as an employee of the Company or any of its Subsidiaries other than as a result of retirement, disability or death, unless the Chief Executive Officer of the Company shall have determined in a specific case that the option should expire sooner or should terminate when the Participant's employment



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2001 Omnibus Incentive Compensation Plan
                  status ceases; provided, however, that for Section 16 Insiders, such determination shall be made by the Plan Administrator.

                  (iv) Termination Following a Change in Control

                           The option shall expire, unless exercised or expiring
                  earlier in accordance with its original terms, thirty-six (36) months after a Participant's termination of employment (other than a termination by the Company for Cause or a voluntary termination by the Participant other than for Good Reason) following a Change in Control, provided that said termination of employment occurs within two (2) years following a Change in Control.

                  (v) All Other Terminations

                           Notwithstanding subparagraphs (iii) and (iv) above,
                  the option shall expire upon termination of employment for Cause and any option intended to qualify as an Incentive Stock Option shall state that it will not qualify for tax treatment as an Incentive Stock Option if it is exercised more than one year after the Participant's termination of employment on account of disability (as defined in Section 22(e)(3) of the Code) and shall expire three (3) months after the Participant's termination of employment other than on account of death, Permanent Disability or termination for Cause.

         (i) Death of Participant

                  Upon the death of a Participant, whether during the Participant's period of employment or during the period prior to the option's expiration as provided in Section 6.4(h), the option shall expire, unless the original term of the option expires sooner, twelve
         (12) months after the date of the Participant's death, unless the option is exercised within such twelve (12) month period by the Participant's Beneficiary, legal representatives, estate or the person or persons to whom the deceased's option rights shall have passed by will or the laws of descent and distribution; provided, that the Plan Administrator may determine in a particular case that specific limitations and restrictions under the Plan shall not apply. Notwithstanding any other Plan provisions pertaining to the times at which options may be exercised, no option shall continue to be exercisable, pursuant to Section 6.4(h) or this Section 6.4(i), at a time that would violate the maximum duration of Section 6.4(b).

         (j) Change in Control

                  Notwithstanding other Plan provisions pertaining to the times at which options may be exercised, all outstanding options, to the extent not then currently



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         exercisable, shall become exercisable in full upon the occurrence of a
         Change in Control. No option (whether or not intended to be an Incentive Stock Option) shall continue to be exercisable, pursuant to Sections 6.4(h) and 6.4(i), at a time that would violate the maximum duration of Section 6.4(b).

         (k) Deferral Election

                  A Participant may elect irrevocably (at a time and in a manner determined by the Plan Administrator or the Company, as appropriate) prior to exercising an option granted under the Plan that issuance of shares of Common Stock upon exercise of such option and/or associated stock appreciation right shall be deferred until a pre-specified date in the future or until the Participant ceases to be employed by the Company or any of its Subsidiaries, as elected by the Participant. After the exercise of any such option and prior to the issuance of any deferred shares, the number of shares of Common Stock issuable to the Participant shall be credited to the deferred stock account (or such other account(s) as the Management Committee shall deem necessary and appropriate) under a memorandum deferred account established pursuant the Company's then-existing Deferred Compensation Plan (as it may be further amended) (the "Deferred Compensation Plan"), and any dividends or other distributions paid on the Common Stock (or its equivalent) shall be deemed reinvested in additional shares of Common Stock (or its equivalent) until all credited deferred shares shall become issuable pursuant to the Participant's election, unless the management committee of the Deferred Compensation Plan shall otherwise determine.

         (l) Repricing

                  The Company shall not reprice any options, except for adjustments pursuant to Section 5.5, as determined by the Plan Administrator, unless such action is subject to approval of the Company's stockholders or unless the number of shares available for issuance under the Plan is reduced by the number of shares that were subject to options affected by such action. For purposes of the Plan, the term "reprice" shall mean lowering the exercise price of previously awarded Nonqualified Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K.


                       SECTION 7 STOCK APPRECIATION RIGHTS

         7.1 The Plan Administrator may grant stock appreciation rights to Participants in connection with any option granted under the Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such stock appreciation rights shall cover the same number of shares covered by the options (or such lesser number of shares of Common Stock as the Plan Administrator may determine) and shall, except as provided in Section 7.3, be subject to the same terms and conditions as



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El Paso Energy Corporation                                               Page 18
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the related options and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Plan Administrator.

         7.2 Each stock appreciation right shall entitle the holder of the related option to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Option Price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at Fair Market Value as of the date the right is exercised, or in cash, or partly in shares and partly in cash, at the discretion of the Plan Administrator. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. The value of any fractional shares shall be paid in cash.

         7.3 Stock appreciation rights are subject to the following restrictions:

                  (a) Each stock appreciation right shall be exercisable at such time or times as the option to which it relates shall be exercisable, or at such other times as the Plan Administrator may determine. In the event of death or Permanent Disability of a Participant during employment but before the Participant has completed such period of continuous employment, such stock appreciation right shall be exercisable, but only within the period specified in the related option. In the event of a Change in Control, the requirement that a Participant shall have completed a one (1) year period of continuous employment is waived with respect to a Participant who is employed by the Company at the time of the Change in Control but who, within the one (1) year period, voluntarily terminates employment for Good Reason or is terminated by the Company other than for Cause.

                  (b) Except following a Change in Control, each request to exercise a stock appreciation right shall be subject to approval or denial in whole or in part by the Plan Administrator in its sole discretion. Denial or approval of such request shall not require a subsequent request to be similarly treated by the Plan Administrator.

                  (c) The right of a Participant to exercise a stock appreciation right shall be canceled if and to the extent the related option is exercised or canceled. To the extent that a stock appreciation right is exercised, the related option shall be deemed to have been surrendered unexercised and canceled.

                  (d) A holder of stock appreciation rights shall have none of the rights of a stockholder until shares of Common Stock, if any, are issued to such holder pursuant to such holder's exercise of such rights.



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                  (e) The acquisition of Common Stock pursuant to the exercise of a stock appreciation right shall be subject to the same restrictions as would apply to the acquisition of Common Stock acquired upon exercise of the related option, as set forth in Section 6.4.


                   SECTION 8 LIMITED STOCK APPRECIATION RIGHTS

         8.1 The Plan Administrator may grant limited stock appreciation rights to Participants in connection with any options granted under the Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such limited stock appreciation rights shall cover the same number of shares covered by the options (or such lesser number of shares of Common Stock as the Plan Administrator may determine) and shall, except as provided in Section 8.3, be subject to the same terms and conditions as the related options and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Plan Administrator.

         8.2 Each limited stock appreciation right shall entitle the holder of the related option to surrender to the Company the unexercised portion of the related option and to receive from the Company in exchange therefor an amount in cash equal to the excess of the Fair Market Value of one (1) share of Common Stock on the date the right is exercised over the Option Price per share times the number of shares covered by the option, or portion thereof, which is surrendered.

         8.3 Limited stock appreciation rights are subject to the following restrictions:

                  (a) Limited stock appreciation rights shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in Section 6.4(j).

                  (b) The right of a Participant to exercise a limited stock appreciation right shall be canceled if and to the extent the related option is exercised. To the extent that a limited stock appreciation right is exercised, the related option shall be deemed to have been surrendered unexercised and canceled.


                           SECTION 9 PERFORMANCE UNITS

9.1   GRANTS OF UNITS

         Subject to the Maximum Annual Employee Grant, Units may be granted to Participants in such number as the Plan Administrator shall determine, taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company or its Subsidiaries, their compensation provided by other



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El Paso Energy Corporation                                               Page 20
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

incentive plans, their salaries, and such other factors as the Plan Administrator shall deem appropriate. Normally, Units will be granted only at the beginning of each Performance Cycle except in cases where a prorated grant may be made in mid-cycle to a newly eligible Participant or a Participant whose job responsibilities have significantly changed during the cycle.

9.2 NOTICE TO PARTICIPANTS

         The Plan Administrator shall notify each Participant in writing of the grant of Units to the Participant. Such notice shall set forth the Total Shareholder Return requirements, vesting schedule and other terms and conditions applicable to such Units, and may (but need not) require the Participant's signature.

9.3 VESTING

         (a) Vesting Schedule

                  The Plan Administrator shall adopt a vesting schedule for each year of a Performance Cycle. Vesting of Units for each year may (i) occur automatically after a Participant has completed the specified period of continuous employment with the Company or any of its Subsidiaries from the date of grant of such Units, (ii) be contingent upon attaining certain levels of Total Shareholder Return for the year in which the Units are eligible to vest, or (iii) occur at such other times or subject to such other criteria as the Plan Administrator may determine. The Plan Administrator may, in its discretion, at any time prior to a Change in Control alter the vesting guidelines in the event of unusual circumstances provided that to the extent applicable any such discretion shall be exercised in a manner consistent with Section 162(m). Vesting of Units with respect to Participants who begin participation or receive an additional grant of Units during the Performance Cycle will be determined by the Plan Administrator at the time of grant.

         (b) Change in Control

                  Notwithstanding the foregoing vesting provisions, upon a Change in Control all unvested Units shall become fully vested on a pro rata basis to the maximum extent to which they could have vested as of the end of the year in which the Change in Control occurs.



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9.4 VALUATION OF PERFORMANCE UNITS

         All Performance Units granted to Participants under the Plan shall be valued as follows:

         (a) Initial and Continuing Value

                  Each Performance Unit shall have an initial value of one hundred dollars ($100) as of the date of the grant of Performance Units. Except where the Adjusted Value of Performance Units is determined as provided under Section 9.4(b), each Performance Unit shall continue to have a dollar value of one hundred dollars ($100) on each date subsequent to the date of grant of the Performance Unit.

         (b) Adjusted Value

                  The determination of the Adjusted Value of Performance Units for benefit payments under Sections 9.5(b)(i) and 9.5(b)(ii) as of any relevant Valuation Date shall be made based on the Company's Performance Ranking Position for the applicable Performance Cycle compared to the Performance Ranking Position of the Performance Peer Group, based on the following schedule:

                          Company's Performance                        Adjusted
                            Ranking Position                            Value
                          ---------------------                        --------
                              1st Quartile                              $ 150
                              2nd Quartile                              $ 100
                              3rd Quartile                              $  50
                              4th Quartile                              $   0

         If any company which is a member of the Performance Peer Group (i) ceases to exist by reason of a liquidation, merger or other transaction; (ii) undergoes a significant alteration in size, through recapitalization or otherwise, such that its total market capitalization as determined from its published financial statements is more than fifty percent (50%) greater or less than its total market capitalization as of the grant date for the applicable Performance Cycle; or (iii) otherwise changes its line of business significantly to make it inappropriate to use such company in comparison, and if such event(s) occurs after the time the Plan Administrator can alter the Performance Peer Group under Section 2.20 above, then such company shall be considered to remain in the Performance Peer Group, and to have achieved a Total Shareholder Return less than the Company's Total Shareholder Return without regard to any actual Total Shareholder Return actually achieved by such company, provided, however, that the Plan Administrator shall have the authority to reduce the Adjusted Value of Performance Units in such event if it determines that such reduction is appropriate in view of the Company's



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

         performance relative to those companies in the Performance Peer Group and not described in clauses (i), (ii) or (iii), above.

9.5 ENTITLEMENT TO PAYMENT

         (a) Performance Certification

                  The Plan Administrator shall certify in writing, prior to payment of the Performance Units pursuant to this Section 9.5, the Company's Performance Ranking Position. In no event will an award be payable under this Section 9 if the Company's Performance Ranking Position is in the fourth (4th) quartile.

         (b) Eligibility for Benefit Payments

                  Benefit payments with respect to vested Performance Units shall be paid under the following circumstances:

                  (i) Primary Benefit Payment

                           Upon the expiration of each Performance Cycle, all
                  uncanceled Performance Units granted with respect to such Performance Cycle shall vest and benefit payments with respect to such Performance Units shall become payable. A Participant who has remained an employee continuously from the date of the grant of the Performance Units for a Performance Cycle through the last day of such Performance Cycle shall be eligible to receive a benefit payment equal to the Adjusted Value, as provided for in Section 9.4(b), of the Performance Units (the "Primary Benefit") with respect to and as of the close of such Performance Cycle. The Valuation Date for determining such Adjusted Value shall be established by the Plan Administrator at the time the Performance Units are granted. The amount of any benefit payment payable with respect to Performance Units shall be reduced by the amount of any interim benefit payments made pursuant to Section 9.5(b)(ii) with respect to such Performance Units. If the interim benefit payments exceed the Primary Benefit, no payment shall be made.

                  (ii) Interim Benefit Payments

                           The Plan Administrator may in its sole discretion
                  provide for an interim benefit payment to be made to a Participant with respect to Performance Units granted for any particular Performance Cycle. The right to any interim benefit payment shall be set forth in the grant of Performance Units to a Participant, or at such other time as the Plan Administrator shall determine, and must establish the terms and conditions of such interim benefit payment (including the Company's Total



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                  Shareholder Return which must be attained during such
                  Performance Period). An interim benefit payment may be provided for after the second year of a Performance Cycle. The interim benefit payment shall be based upon the Adjusted Value of the Performance Units, as provided for in Section 9.4(b) for the period up to the date of the interim payment valuation, and the amount of any such payment shall not exceed fifty percent (50%) of such Adjusted Value for the Performance Units which are vested at the end of the second year; provided, however, that such interim payment will be made only if the Company's Performance Ranking Position is in the first
                  (1st) or second (2nd) quartile. The Valuation Date for determining such Adjusted Value shall be set forth in the grant of Performance Units, or at such other time as determined by the Plan Administrator. The Performance Units which are valued for the interim benefit payment shall also be valued in accordance with Section 9.5(b)(i) or Section 9.7 if applicable, to determine what, if any, additional value the Participant may be entitled to. Interim benefit payments may be made to those Participants who have remained employees continuously from the date of the grant of the applicable Performance Units until the date of the interim benefit payment relating to such Performance Units. The amount of any benefit payment payable with respect to Performance Units pursuant to Sections 9.5(b)(i) and 9.5(d) shall be reduced by the amount of any interim benefit payment made pursuant to this Section 9.5(b)(ii), but not below zero.

         (c) Form of Payment

                  A Participant or a Participant's Beneficiary shall be entitled to receive from the Company a benefit payment as provided pursuant to Sections 9.5(b)(i) or 9.5(b)(ii), as applicable, equal to the product of the Adjusted Value and the number of vested Units of a Participant. Such payment shall be made as soon as practicable following the applicable Valuation Date in accordance with this Section 9.5(c).

                  Except as provided in Sections 9.5(d) and 9.7 (or unless the Plan Administrator otherwise determines at any time that the form of payment should be changed), each benefit payment made to a Participant pursuant to this Section 9, shall be made as follows:



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                  (i) Participants employed by the Company holding the position of Chairman of the Board, President or Chief Executive Officer and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

                           (A) 50% (fifty percent) in cash and

                           (B) 50% (fifty percent) in Common Stock.

                  (ii) Participants employed by the Company holding the position of Vice Chairman of the Board, Chief Operating Officer, or Executive Vice President and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

                           (A) 60% (sixty percent) in cash and

                           (B) 40% (forty percent) in Common Stock.

                  (iii) Participants employed by the Company holding the position of Senior Vice President and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

                           (A) 75% (seventy-five percent) in cash and

                           (B) 25% (twenty-five percent) in Common Stock.

         (d) Retirement, Death, Disability or Termination of Employment

                  Participants (or their Beneficiaries in the case of their deaths) who have retired, died, become Permanently Disabled, or who have terminated their employment, prior to the end of a Performance Cycle shall not be entitled to receive payment from the Company or its Subsidiaries for any Units which were not vested as of the time such Participants ceased active employment with the Company or its Subsidiaries. Notwithstanding Section 9.5(c), such Participants (or their Beneficiaries in the case of their deaths) will be entitled to receive a cash payment for vested Units in accordance with Section 9.5(b)(i). No payments shall be made to such Participants (or Beneficiaries) pursuant to Section 9.5(b)(ii). Unless the Plan Administrator otherwise determines, a Participant who is terminated with Cause shall receive no benefit under this Section 9.

9.6 DEFERRED PAYMENT

         Prior to the time that Units first vest pursuant to Section 9.3, the Participant may, subject to the consent of the Management Committee and in accordance with procedures that the Management Committee has approved, elect to have all or a portion (subject to a



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$1,000 minimum) of the lump-sum cash payment payable pursuant to Section 9.5(c)
with respect to such vested Units deferred according to the terms and conditions of the Company's Deferred Compensation Plan.

9.7 ACCELERATION OF PAYMENT DUE TO CHANGE IN CONTROL

         Upon a Change in Control, the current Performance Cycle shall immediately end and all vested Units (including Units that vest pursuant to Section 9.3(b)) shall be paid in cash to Participants based on a value of one hundred fifty dollars ($150) per Unit. This payment will be reduced to reflect any interim benefit payments made in accordance with Section 9.5(b)(ii) and shall be made (i) in a lump sum in cash that is in lieu of any otherwise applicable form and time of payment for such Units under the Plan and (ii) within ten (10) days after the Change in Control.


                           SECTION 10 RESTRICTED STOCK

         10.1 Subject to Sections 5.2 and 5.4, Restricted Stock (including Performance Restricted Stock) may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The granting of Restricted Stock shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such Restricted Stock to a particular Participant. Each grant shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan, which may (but need not) require the Participant's signature. The Participant receiving a grant of Restricted Stock shall be recorded as a stockholder of the Company. Each Participant who receives a grant of Restricted Stock shall have all the rights of a stockholder with respect to such shares (except as provided in the restrictions on transferability), including the right to vote the shares and receive dividends and other distributions; provided, however, that no Participant awarded Restricted Stock shall have any right as a stockholder with respect to any shares subject to the Participant's Restricted Stock grant prior to the date of issuance to the Participant of a certificate or certificates, or the establishment of a book-entry account, for such shares.

         10.2 Notwithstanding any other provision to the contrary in this
Section 10, before Performance Restricted Stock can be granted or vested, as applicable, the Plan Administrator shall:

         (a) Determine the Performance Goals, if any, applicable to the particular Performance Period; and



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         (b) Certify in writing that any such Performance Goals for a particular
         Performance Period have been attained.

         10.3 A grant of Restricted Stock shall entitle a Participant to receive, on the date or dates designated by the Plan Administrator, or, if later, upon payment to the Company of the par value of the Common Stock, if required, in a manner determined by the Plan Administrator, the number of shares of Common Stock selected by the Plan Administrator. The Plan Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period (as defined in Section 10.4) expires or until restrictions thereon otherwise lapse, and may require, as a condition of any issuance of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Stock.

         10.4 During a period of years following the date of grant, as determined by the Plan Administrator, which shall in no event be less than one
(1) year (the "Restriction Period"), the Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient, except in the event of death or termination of employment on account of Permanent Disability or a Change in Control, or the transfer to the Company as provided under the Plan.

         10.5 Except as provided in Sections 10.4, 10.6 or 10.7, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant to the Company. In addition, in the event of any attempt by the Participant to sell, exchange, transfer, pledge or otherwise dispose of shares of Restricted Stock in violation of the terms of the Plan without the Company's prior written consent, such shares shall be forfeited to the Company.

         10.6 The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse, upon the Participant's death or termination of employment on account of Permanent Disability or any termination of employment determined by the Plan Administrator to end the Restriction Period.

         10.7 The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall terminate immediately upon a Change in Control.

         10.8 When the restrictions imposed by Section 10.4 expire or otherwise lapse with respect to one or more shares of Restricted Stock, the Company shall deliver to the Participant (or the Participant's legal representative, Beneficiary or heir) one (1) share of Common Stock in cancellation and satisfaction of each share of Restricted Stock.



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         10.9 Subject to Section 10.3 (and Section 10.2 in the case of
Performance Restricted Stock), a Participant entitled to receive Restricted Stock under the Plan shall be issued a certificate, or have a book-entry account established, for such shares. Such certificate, or book-entry account, shall be registered in the name of the Participant, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

         10.10 Restricted Stock awarded to Participants pursuant to Section 11 in lieu of cash shall be considered Performance Restricted Stock for purposes of the Plan.

         10.11 The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock awarded pursuant to Sections 11.5(a)(ii), 11.5(b)(ii), and 11.6 (except for Restricted Stock awarded pursuant to Section 11.5(c)) shall lapse upon the Participant's death, retirement, Permanent Disability, or any other involuntary termination without Cause. The Restriction Period shall be deemed to end and all restrictions on a Participant's shares of Restricted Stock awarded pursuant to Section 11.5(c) shall lapse on a pro rata basis measured in years between (i) the amount of time which has elapsed between the Award Date and the Participant's death, retirement, Permanent Disability, or any other involuntary termination without Cause and (ii) the Restriction Period for such shares. All shares of Restricted Stock for which the Restriction Period has not lapsed as described above shall be forfeited to the Company. Notwithstanding the foregoing, the Plan Administrator, or the Management Committee in the case of Participants other than Section 16 Insiders, may determine that such Restriction Period should not lapse or that the Restriction Period on additional shares of Restricted Stock should lapse.

         10.12 A Participant may elect irrevocably (at a time and in the manner determined by the Plan Administrator or the Company, as appropriate), prior to vesting of Restricted Stock, that the Participant relinquishes any and all rights in the shares of Restricted Stock in exchange for an interest in the Deferred Compensation Plan, in which case receipt of such shares shall be deferred until a pre-specified date in the future or until the Participant ceases to be employed by the Company or any of its Subsidiaries, as elected by the Participant. At the time the restrictions would have otherwise lapsed on the shares of Restricted Stock (as specified at the time of grant, or otherwise if changed by the Plan Administrator), the number of shares of Common Stock issuable to the Participant shall be credited to the deferred stock account (or such other account(s) as the Management Committee shall deem necessary and appropriate) under a memorandum deferred account established pursuant to the Deferred Compensation Plan, and any dividends or other distributions paid on the Common Stock (or its equivalent) shall be deemed reinvested in additional shares of Common Stock (or its equivalent) until all credited deferred shares shall become issuable pursuant to the Participant's election, unless the management committee of the Deferred Compensation Plan shall otherwise determine.



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                           SECTION 11 INCENTIVE AWARDS

11.1 PROCEDURES FOR INCENTIVE AWARDS

         Prior to the beginning of a particular Performance Period, or such other date as the Code may allow, the Plan Administrator shall specify in writing:

         (a) the Participants who shall be eligible to receive an Incentive Award for a Performance Period, (b) the Performance Goals for such Performance Period, and (c) the maximum Incentive Award amount payable to each Participant if the Performance Goals are met.

         Any Participant chosen to participate under this Section 11 for a given Performance Period shall receive the maximum Incentive Award amount if the designated Performance Goals are achieved, subject to the discretion of the Plan Administrator to reduce such award, as described in Section 11.4.

11.2 PERFORMANCE GOAL CERTIFICATION

         An Incentive Award shall become payable to the extent provided herein in the event that the Plan Administrator certifies in writing prior to payment of the award that the Performance Goal or Goals selected for a particular Performance Period has or have been attained. In no event will an award be payable under this Plan if the threshold level of performance set for each Performance Goal for the applicable Performance Period is not attained.

11.3 MAXIMUM INCENTIVE AWARD PAYABLE

         The maximum Incentive Award payable under this Plan to any Participant for any Performance Period shall be ten million dollars ($10,000,000) in cash, Restricted Stock, or a combination of cash and Restricted Stock.

11.4 DISCRETION TO REDUCE AWARDS; PARTICIPANT'S PERFORMANCE

         The Plan Administrator, in its sole and absolute discretion, prior to a Change in Control may reduce the amount of any Incentive Award otherwise payable to a Participant upon attainment of any Performance Goal for the applicable Performance Period. A Participant's individual performance must be satisfactory, regardless of the Company's performance and the attainment of Performance Goals, before he or she may be granted an Incentive Award. In evaluating a Participant's performance, the Plan Administrator shall consider the Performance Goals of the Company and the Participant's responsibilities and accomplishments, and such other factors as it deems appropriate.



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11.5 REQUIRED PAYMENT OF INCENTIVE AWARDS

         The Plan Administrator, or the Management Committee in the case of Participants other than Section 16 Insiders or employees subject to Section 162(m), shall make a determination within thirty (30) days after the Company's financial information is available for a particular Performance Period (the "Award Date") whether the Performance Goals for that Performance Period have been achieved and the amount of the award for each Participant. In the absence of an election by the Participant pursuant to Sections 11.6 or 11.7, the award shall be paid not later than the end of the month following the month in which the Plan Administrator determines the amount of the award and shall be paid as follows:

         (a) Participants employed by the Company holding the position of Chairman of the Board, President, Chief Executive Officer, Vice Chairman of the Board, Chief Operating Officer, Executive Vice President, or Senior Vice President and Participants employed by Company Subsidiaries with equivalent positions thereto, but not necessarily the same titles, shall receive their incentive award as follows:

                   (i) 50% (fifty percent) in cash and

                   (ii) 50% (fifty percent) in Restricted Stock.

         (b) Participants employed by the Company holding the position of Vice President and Participants employed by Company Subsidiaries with an equivalent position thereto, but not necessarily the same title, shall receive their incentive award as follows:

                   (i) 75% (seventy-five percent) in cash and

                   (ii) 25% (twenty-five percent) in Restricted Stock.

         (c) Because the Participant bears forfeiture, price fluctuation, and other attendant risks during the Restriction Period (as defined in Section 10.4) associated with the Restricted Stock awarded under this Plan, Participants shall be awarded an additional amount of Restricted Stock equal to the amount of Restricted Stock which a Participant is awarded pursuant to Sections 11.5(a)(ii) or 11.5(b)(ii), as applicable.

         (d) Notwithstanding subsections (a) and (b) above, the Plan Administrator or Management Committee, as appropriate, may determine that a Participant must receive a greater amount of his or her award in Restricted Stock, up to and including the entire award in Restricted Stock. (For purposes of the Plan, such required shares shall be treated as being awarded pursuant to Section 11.5(a)(ii) or Section 11.5(b)(ii), as applicable.) In such event, a Participant shall be entitled to the additional shares of Restricted Stock, awarded pursuant to Section 11.5(c) above.



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2001 Omnibus Incentive Compensation Plan
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         The value of awards payable in Restricted Stock pursuant to this
Section 11 shall be calculated by using Fair Market Value.

11.6 RESTRICTED STOCK ELECTION

         In lieu of receiving all or any portion of the cash in accordance with Sections 11.5(a)(i) or 11.5(b)(i), a Participant may elect to receive additional Restricted Stock with a value equal to the portion of the incentive award which the Participant would otherwise have received in cash, but has elected to receive in Restricted Stock ("Restricted Stock Election"). Participants must make their Restricted Stock Election at such time and in such a manner as prescribed by the Management Committee. Each Participant who makes the Restricted Stock Election shall be entitled to the additional Restricted Stock granted pursuant to Section 11.5(c) with respect to the amount of the Participant's Restricted Stock Election. Except as provided in Section 10, all shares of Restricted Stock awarded pursuant to the Restricted Stock Election are subject to the same terms and conditions as the Restricted Stock a Participant receives pursuant to Sections 11.5(a)(ii) or 11.5(b)(ii), as applicable.

11.7 DEFERRED PAYMENT

         Each Participant may elect to have the payment of all or a portion of any Incentive Award made pursuant to Sections 11.5(a)(i) or 11.5(b)(i), as applicable, for the year deferred according to the terms and conditions of the Company's Deferred Compensation Plan. The election shall be irrevocable and shall be made at such time and in such a manner as prescribed by the Management Committee. The election shall apply only to that year. If a Participant has not made an election under this Section, any incentive award granted to the Participant for that year shall be paid pursuant to Sections 11.5 or 11.6, as applicable.

11.8 PAYMENT UPON CHANGE IN CONTROL

         Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, the Incentive Award attributable to the Performance Period in which the Change in Control occurs shall become fully vested and distributable, in cash equal to the Fair Market Value of the cash and shares of Common Stock that otherwise would have been issued to the Participant, within thirty (30) days after the date of the Change in Control, in an amount equal to the greater of the annual incentive percentage of Annual Salary established by the Plan Administrator, or the following:



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2001 Omnibus Incentive Compensation Plan

                                       Participants employed by the Company
                                       holding any of the following positions
                                       and Participants employed by Company
                                       Subsidiaries with positions equivalent
                                       thereto, but not necessarily with the
         Percentage of Annual Salary   same titles:
         ---------------------------   --------------------------------------

         100% of Annual Salary         Chairman of the Board, President, Chief
                                       Executive Officer, Vice Chairman of the
                                       Board, Chief Operating Officer, or
                                       Executive Vice President

          80% of Annual Salary         Senior Vice President

          60% of Annual Salary         Vice President

         The term "Annual Salary" as used in this Plan shall mean a Participant's annual base salary (whether actual or illustrative) in effect on the date of a Change in Control.

         In the event a Change in Control is deemed to have occurred after the end of a Performance Period, but before the Award Date, each Participant shall be entitled to receive in cash, within thirty (30) days after the date of the Change in Control, those amounts set forth above in this Section 11.8 for such Performance Period. Such amounts are in addition to the amount to which Participants shall be entitled for the Performance Period in which a Change in Control is deemed to occur.


                   SECTION 12 REGULATORY APPROVALS AND LISTING

         The Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an option or a stock appreciation right granted under the Plan, in payment of an Incentive Award, with respect to a grant of Restricted Stock or Common Stock awarded as payment of vested Units prior to:

                  (a) obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

                  (b) listing of such shares on any stock exchange on which the Common Stock may then be listed; and

                  (c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.



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         All certificates, or book-entry accounts, for shares of Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or State securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Plan Administrator determines that application of such provisions are no longer required or desirable. In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares issued under this Plan, including without limitation (i) restrictions under an insider trading policy,
(ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other Participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.


                   SECTION 13 EFFECTIVE DATE AND TERM OF PLAN

         The Plan was adopted by the Board of Directors on January 29, 2001, and is subject to approval by the Company's stockholders within the earlier of the date of the Company's next annual meeting of stockholders and twelve (12) months after the date the Plan is adopted by the Board of Directors. Subject to the foregoing condition, options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards and Performance Units may be granted pursuant to the Plan from time to time within the period commencing upon adoption of the Plan by the Board of Directors and ending ten
(10) years after the earlier of such adoption and the approval of the Plan by the stockholders. Options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards and Performance Units theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto and to shares of Common Stock acquired thereunder. To the extent required to qualify as "performance-based compensation" under Section 162(m), shares of Common Stock underlying options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Common Stock granted, subject to stockholder approval of the Plan may not be vested, paid, exercised or sold until such stockholder approval is obtained.



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

                          SECTION 14 GENERAL PROVISIONS

         14.1 Nothing contained in the Plan, or in any option, limited stock appreciation right, stock appreciation right, Restricted Stock, Incentive Award or Performance Unit granted pursuant to the Plan, shall confer upon any employee any right with respect to continuance of employment by the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such employee at any time with or without assigning any reason therefor.

         14.2 Grants, vesting or payment of stock options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards or Performance Units shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its Subsidiaries, or required by law or by contractual obligations of the Company or its Subsidiaries. Notwithstanding the preceding sentence, the Restricted Stock awarded pursuant to Section 11.5(c) shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension, or other benefit unless required by contractual obligations of the Company or its Subsidiaries.

         14.3 Unless otherwise provided in the Plan, the right of a Participant or Beneficiary to the payment of any compensation under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

         14.4 Leaves of absence for such periods and purposes conforming to the personnel policy of the Company, or of its Subsidiaries, as applicable, shall not be deemed terminations or interruptions of employment, unless a Participant commences a leave of absence from which he or she is not expected to return to active employment with the Company or its Subsidiaries. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first ninety (90) days of such leave unless the Participant's reemployment rights are guaranteed by statute or contract. With respect to any Participant who, after the date an award is granted under this Plan, ceases to be employed by the Company or a Subsidiary on a full-time basis but remains employed on a part-time basis, the Plan Administrator may make appropriate adjustments, as determined in its sole discretion, as to the number of shares issuable under, the vesting schedule of or the amount payable under any unvested awards held by such Participant.

         14.5 In the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, the stock options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards and Performance Units granted to the Participant prior to such date shall not be affected.



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         14.6 Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation. The Management Committee, in its sole discretion, may direct the Company to share with its Subsidiaries the costs of a portion of the Incentive Awards paid to Participants who are executives of those companies. Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Plan Administrator, the Management Committee, the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's Beneficiary or the Participant's creditors in any assets of the Company or its Subsidiaries whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

         14.7 The designation of a Beneficiary shall be on a form provided by the Management Committee, executed by the Participant (with the consent of the Participant's spouse, if required by the Management Committee for reasons of community property or otherwise), and delivered to the Management Committee. A Participant may change his or her Beneficiary designation at any time. A designation by a Participant under the Predecessor Plans shall remain in effect under the Plan for any Restricted Stock, Incentive Awards or Performance Units unless such designation is revoked or changed under the Plan. If no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of a Participant's benefit is paid, the balance shall be paid to the Participant's spouse, or if there is no surviving spouse, to the Participant's lineal descendants, pro rata, or if there is no surviving spouse or any lineal descendant, to the Participant's estate. Notwithstanding the foregoing, however, a Participant's Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 14.7.

         14.8 The Plan shall be construed and governed in accordance with the laws of the State of Texas.

         14.9 Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise, grant or other taxable event with respect to options, limited stock appreciation rights, stock appreciation rights, Restricted Stock, Incentive Awards and Performance Units under the applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign, including, but not limited to, the required withholding of a sufficient number of shares of Common Stock otherwise issuable to a Participant to satisfy the said required minimum tax withholding obligations. To the extent provided by the Plan Administrator, a Participant is permitted to deliver shares of Common Stock (including shares acquired



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2001 Omnibus Incentive Compensation Plan
pursuant to the exercise of an option or stock appreciation right other than the option or stock appreciation right currently being exercised, to the extent permitted by applicable regulations) for payment of withholding taxes on the exercise of an option, stock appreciation right, or limited stock appreciation right, upon the grant or vesting of Restricted Stock or upon the payout of Incentive Awards or Performance Units. At the election of the Plan Administrator or, subject to approval of the Plan Administrator at its sole discretion, at the election of a Participant, shares of Common Stock may be withheld from the shares issuable to the Participant upon the exercise of an option or stock appreciation right, upon the vesting of the Restricted Stock or upon the payout of Performance Units to satisfy tax withholding obligations. The Fair Market Value of Common Stock as delivered pursuant to this Section 14.9 shall be determined as of the day prior to delivery, and shall be calculated in accordance with Section 2.9.

         Any Participant who makes a Section 83(b) election under the Code shall, within ten (10) days of making such election, notify the Company in writing of such election and shall provide the Company with a copy of such election form filed with the Internal Revenue Service.

         A Participant is solely responsible for obtaining, or failing to obtain, tax advice with respect to participation in the Plan prior to the Participant's (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the times of distributions under the Plan, or
(iii) disposing of any shares of Common Stock issued under the Plan.

         14.10 The Plan Administrator may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any award under the Plan and/or to pay the amount of taxes required by law to be withheld with respect to any award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an award shall in no way obligate the Company or the Plan Administrator to provide any financing whatsoever in connection therewith.

         14.11 The Company and any Subsidiary which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any award provided for hereunder.



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2001 Omnibus Incentive Compensation Plan

            SECTION 15 COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m)

         The Company's intention is that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards granted to or held by Section 16 Insiders, the Plan shall comply in all respects with Rule 16b-3 and Section 162(m) and, if any Plan provision is later found not to be in compliance with Rule 16b-3 or Section 162(m), that provision shall be deemed modified as necessary to meet the requirements of Rule 16b-3 and Section 162(m). Notwithstanding the foregoing, and subject to Section 5.2, the Plan Administrator may grant or vest Restricted Stock in a manner which is not in compliance with Section 162(m) if the Plan Administrator determines that it would be in the best interests of the Company.

         Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are
Section 16 Insiders without so restricting, limiting or conditioning the Plan with respect to other Participants.


               SECTION 16 AMENDMENT, TERMINATION OR DISCONTINUANCE
                                   OF THE PLAN

         16.1 Subject to the Board of Directors and Section 16.2, the Plan Administrator may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the stockholders of the Company or any Participants, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 12; provided, however, that after a Change in Control no change in any option, limited stock appreciation right, stock appreciation right, Restricted Stock, Incentive Award or Performance Unit theretofore granted may be made without the consent of the Participant which would impair the right of the Participant to acquire or retain Common Stock or cash that the Participant may have acquired as a result of the Plan.

         16.2 The Plan Administrator and the Board of Directors may not amend the Plan without the approval of the stockholders of the Company to

                  (a) materially increase the number of shares, rights, Incentive Awards or Units that may be issued under the Plan to Section 16 Insiders; or

                  (b) lower the Option Price at which options may be granted pursuant to Section 6.4(a) or lower the Option Price of any outstanding options, except as provided by Section 5.5.

         16.3 The Board of Directors may at any time suspend the operation of or terminate the Plan with respect to any shares of Common Stock, rights or Performance



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2001 Omnibus Incentive Compensation Plan

Units which are not at that time subject to option, limited stock appreciation right, stock appreciation right or grant of Restricted Stock, Incentive Awards or Performance Units.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of January 29, 2001.


                                       EL PASO ENERGY CORPORATION


                                       By /s/ Joel Richards III
                                         ---------------------------------------
                                       Title: Executive Vice President


ATTEST:

By /s/ David L. Siddall
  ------------------------
Title: Corporate Secretary



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2001 Omnibus Incentive Compensation Plan